Exhibit 99.1
Abacus Life Announces Pricing of Public Offering of Common Stock
November 21, 2024
ORLANDO, November 21, 2024--(GLOBE NEWS WIRE) — Abacus Life, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a pioneering alternative asset manager specializing in longevity and actuarial technology, today announced the pricing of its underwritten public offering of 12,500,000 shares of its common stock, including 10,000,000 shares of common stock being offered by the Company and 2,500,000 shares of common stock being offered by certain stockholders of the Company (the “Selling Stockholders”), at a price to the public of $8.00 per share. In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock from the Company and up to an additional 375,000 shares of common stock from the Selling Stockholders at the public offering price. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $100 million, excluding any exercise of the underwriters’ option to purchase additional shares.
Abacus intends to use net proceeds of the primary portion of the offering for its operations, including the purchase of life settlement policies, to support its overall business strategy, for working capital purposes, and for general corporate purposes, which may include funding previously announced and future acquisitions and repayment and refinancing of its indebtedness. Abacus will receive no proceeds from the secondary portion of the offering.
Piper Sandler & Co., TD Securities (USA) LLC, KKR Capital Markets LLC, B. Riley Securities, Inc. and SG Americas Securities, LLC are acting as joint book-running managers and representatives of the underwriters. The offering is expected to close on November 25, 2024, subject to customary closing conditions.
The registration statements on Form S-3 relating to this offering were declared effective by the Securities and Exchange Commission (“SEC”) on November 14, 2024. The prospectus supplements and accompanying prospectuses have been filed with the SEC and are available on the SEC’s website at www.sec.gov. The final terms of the offering will be disclosed in the final prospectus supplements to be filed with the SEC. The final prospectus supplements, when available, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the prospectus supplements and accompanying prospectuses, when available, may also be obtained from: Piper Sandler & Co. by mail at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020 or by email at prospectus@psc.com; TD Securities (USA) LLC by mail at 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com; KKR Capital Markets LLC by mail at 30 Hudson Yards, 75th Floor, New York, NY 10001, Attention: Prospectus Delivery; B. Riley Securities, Inc. by mail at 1300 17th Street North, Suite 1300, Arlington, VA 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com; or SG Americas Securities, LLC by mail at 245 Park Avenue, New York, NY 10167 or by email at us-ny-prospectus@sgcib.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the U.S. Securities Act of 1933, as amended.
About Abacus
Abacus is a pioneering global alternative asset manager and market maker specializing in uncorrelated financial products. The Company leverages its longevity data and actuarial technology to purchase life insurance policies from consumers seeking liquidity. This creates a high-return asset class uncorrelated to market fluctuations for institutional investors.
With nearly $3 billion in assets under management, including pending acquisitions, Abacus is the only publicly traded global alternative asset manager focused on lifespan-based financial products.
Forward Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding the proposed offering, including the expected closing of the proposed offering; Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the SEC from time to time, including the Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
Contacts:
Robert Phillips – SVP Investor Relations
rob@abacuslife.com
(321) 290-1198
David Jackson – IR/Capital Markets Associate
djackson@abacuslife.com
(321) 299-0716
Abacus Life Public Relations
press@abacuslife.com